EXHIBIT 3.4

CERTIFICATE OF DESIGNATION OF POWERS,
PREFERENCES AND RIGHTS OF
SERIES B CONVERTIBLE PREFERRED STOCK

OF

YOUNGEVITY INTERNATIONAL, INC.
a Delaware corporation

ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW

Youngevity International, Inc., a Delaware corporation (the “Corporation”), pursuant to Section 151 of the General Corporation Law of the State of Delaware, certifies that the directors of the Corporation have unanimously adopted the resolutions attached hereto as Appendix I providing for the issuance of 1,052,631 shares of Series B Convertible Preferred Stock.

The undersigned certifies that he is the duly elected President of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by David Briskie, its President, this ____ day of _______, 2018.

YOUNGEVITY INTERNATIONAL, INC.

By: _/s/ David Briskie
        David Briskie
        President

APPENDIX I

The undersigned, being all of the members of the Board of Directors of Youngevity, Inc. (the “Corporation”), do hereby consent to the following actions and adopt the following preamble and resolutions by written consent pursuant to Section 141(f) of the Delaware General Corporation Law:

WHEREAS, the Certificate of Incorporation (the “Certificate”) of the Corporation provides for a class of stock designated as preferred stock, par value $.001 per share (the “Preferred Stock”), comprising 5,000,000 shares, issuable from time to time and in one or more series and authorizes the Board of Directors (the “Board”) of the Corporation to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designations thereof; and

WHEREAS, the Certificate also provides for a class of stock designated as common stock, $.001 par value per share, comprising 50,000,000 shares (the “Common Stock”). The term “Common Stock” when used in this resolution with reference to the Common Stock into which a share of Preferred Stock is convertible, shall mean only Common Stock of the Corporation, $.001 par value per share, and any stock into which the Common Stock may hereafter be changed; and

WHEREAS, it is the desire of the Board to authorize the issuance of a series of Preferred Stock and to determine the rights, preferences, privileges, restrictions and other matters relating to the series of Preferred Stock.

NOW, THEREFORE, IT IS RESOLVED that the Corporation does hereby provide for the issuance of a series of convertible Preferred Stock of the Corporation, consisting of 1,052,631 shares which shall be designated as “Series B Convertible Preferred Stock”, and does hereby fix and determine the powers, preferences and rights relating to said Series B Convertible Preferred Stock:

SERIES B CONVERTIBLE PREFERRED STOCK

1.
Designation of Shares; Rank.

(a.)
This series of preferred stock shall be designated and known as Series B Convertible Preferred Stock (the “Series B Preferred Stock”). The number of shares constituting the Series B Preferred Stock shall be 1,052,631 shares, par value $.001 per share.

(b.)
Except as otherwise provided herein, so long as any Series B Preferred Stock is outstanding, with respect to redemption rights, dividends, rights on Liquidation (as hereinafter defined), winding up, corporate reorganization and dissolution, the Series B Preferred Stock shall rank senior to the Common Stock, the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and any other class or series of stock ranking junior to the Series B Preferred Stock.

2.
Conversion. The holders of shares of Series B Preferred Stock shall have the following conversion rights:

(a.)
Right to Convert. Subject to the terms and conditions of this paragraph 2(a), each holder of any shares of the Series B Preferred Stock shall have the right, at his, her or its option, at any time and from time to time and without the payment of additional consideration by the holder thereof, to convert each share of Series B Preferred Stock held by such holder into such number of shares of Common Stock as is determined by dividing $9.50 together with all accrued or declared and unpaid dividends of the Series B Preferred by the Conversion Price (as defined below). Such right of conversion shall be exercised by the holder hereof by giving written notice that the holder elects to convert a stated number of shares of Series B Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate in writing to the holders of Series B Preferred Stock) in which the certificate or certificates for shares of Common Stock shall be issued. If required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in a form reasonably satisfactory to the Corporation, duly executed by the holder of such Series B Preferred Shares or his, her or its duly authorized representative.

(b.)
Automatic Conversion. Each outstanding share of Series B Preferred Stock, on the two-year anniversary of its respective original issuance date, shall convert into such number of shares of Common Stock as is determined by dividing $9.50 by the Conversion Price.

(c.)
Mechanics of Conversion. All shares of Series A Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date at the time of conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion and payment of any dividends declared but unpaid on the Series A Convertible Preferred Stock. Any shares of Series A Convertible Preferred Stock so converted shall be retired and canceled and return to the status of and constitute authorized but unissued shares of Preferred Stock, without classification as to series until such shares are once more classified as a particular series by the Board of Directors pursuant to the provisions of the Certificate of Incorporation.

(d.)
Issuance of Certificates; Time Conversion Effected. Promptly after the conversion of Series B Preferred Stock and surrender to it of the certificate or certificates for the share or shares of Series B Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series B Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the later of the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series B Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(e.)
No Fractional Shares; Dividends, Partial Conversion. No fractional shares shall be issued upon conversion of Series B Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion pursuant to subparagraph 2(a) or 2(b), the Corporation shall pay, to the extent permitted by law, in cash an amount equal to all accrued and unpaid dividends on the shares of Series B Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 2(c). In case the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 2(d), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay, to the extent permitted by law, to the holder surrendering the Series B Preferred Stock for conversion an amount in cash equal to the current fair market value of such fractional share as determined in good faith by the Board.

(f.)
Conversion Price. The initial Conversion Price is $4.75.

(g.)
Adjustment to Conversion Price by Reason of Stock Split, Stock Dividend, Recapitalization, Merger, etc. In the event of any change in the outstanding shares of Series B Preferred Stock or Common Stock of the Corporation by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar change in the capital structure of the Corporation, the Board shall make such equitable adjustments to the Conversion Price as it determines, in its sole discretion, are necessary and appropriate in order to preserve the intrinsic value of the Series B Preferred Stock. Any such adjustments shall be set forth in a written notice to the holders of Series B Preferred Stock and shall be conclusive and binding on each holder.

3.
Liquidation.

(a.)
Upon any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a “Liquidation”), the holders of Series B Preferred Stock shall first be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any distribution or payment is made or any asset distributed to the holders of Common Stock, the Series A Preferred Stock or any other class or series of stock ranking junior to the Series B Preferred Stock, but subject to the rights of holders of any other then outstanding shares of preferred stock, the pari passu rights of holders of any then outstanding shares of Series B Preferred Stock and the rights of holders of any then outstanding shares of any other series of stock ranking pari passu with respect to the Liquidation rights of the Series B Preferred Stock, to be paid an amount equal to $9.50 for each and every share of Series B Preferred Stock held by the holders of Series B Preferred Stock, plus all accrued and unpaid dividends (the “Series B Liquidation Payment”).

(b.)
If upon such Liquidation, the assets to be distributed among the holders of Series B Preferred Stock shall be insufficient to permit payment in full to the holders of Series B Preferred Stock and the holders of any securities ranking pari passu as to liquidation rights with the Series B Preferred Stock, then the assets available for payment or distribution to such holders shall be allocated among the holders of the Series B Preferred Stock and such holders of securities pari passu with the Series B Preferred Stock in proportion to the full respective preferential amounts to which each are entitled.

(c.)
Upon a Liquidation, immediately after the holders of Series B Preferred Stock and the holders of securities ranking pari passu with the Series B Preferred Stock shall have been paid in full the Series B Liquidation Payments, then the amount of the remaining assets of the Corporation legally available for distribution, if any, shall be distributed among the holders of any securities junior to the Series B Preferred Stock in accordance with their respective priorities.

(d.)
After full payment of the Series B Liquidation Payment as set forth above, such shares of Series B Preferred Stock shall no longer be deemed to be outstanding and the holders thereof shall have no further rights as holders of Series B Preferred Stock.

4.
Voting.

(a.)
Except as otherwise provided herein or as otherwise required by law, the Series B Preferred Stock shall have no voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designation.

5.
Dividends.

(a.)
Commencing on the date of the initial issuance of the Series B Preferred Stock, a holder of record of shares of Series B Preferred Stock shall be entitled to receive, out of any funds at the time legally available therefor, a cash dividend at the per annum rate of an amount equal to the product of five percent (5%) and $9.50 per share of the Series B Preferred Stock owned by such holder, subject to adjustment in the event of a stock dividend stock split or other similar event. Dividends on the Series B Preferred Stock shall be cumulative, shall accrue and shall be payable to holders quarterly in arrears, on or about the last day of March, June, September and December of each year, commencing June 30, 2018, or, if such day is not a business day, on either the immediately preceding business day or next succeeding business day at the Corporation’s option, except that, if such business day is in the next succeeding year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The term “business day” means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York are required to close.

(b.)
Dividends on the Series B Preferred Stock are prior and in preference to any declaration or payment of any distribution on any outstanding shares of Common Stock, the Series A Preferred Stock or any other class or series of stock ranking junior to the Series B Preferred Stock. Such dividends shall accrue on each share of Series B Preferred Stock whether or not earned or declared. In the case of Series B Preferred Stock outstanding for less than a full quarter, dividends shall be pro rata based on the portion of the quarter during which such shares are outstanding.

(c.)
So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or make any distribution on Common Stock or other class or series of stock ranking junior to the Series B Preferred Stock (other than dividends or distributions payable in additional shares of junior stock), unless at the time of such dividend or distribution the Corporation shall have paid all accrued and unpaid dividends on the outstanding shares of Series B Preferred Stock.

(d.)
Notwithstanding the foregoing, if the aggregate amount of dividends then accrued and payable to a holder is less than $10.00, the Corporation may, at its option, retain and not make payment in respect of such dividends until the aggregate amount of dividends then accrued and payable to the holder is not less than $10.00.

RESOLVED, that the officers of the Corporation are authorized to file with the Secretary of State of Delaware a Certificate of Designation providing for the issuance of the series of stock designated in the foregoing resolution and that each of the officers of the Corporation is individually authorized, empowered and directed, in the name and on behalf of the Corporation, to take all such further actions and execute and deliver all such further documents and instruments as such officer may approve as necessary or desirable to carry out the intent and purpose of the foregoing resolutions, the taking of any action or the execution and delivery of any document or instrument by that officer to be conclusive evidence of that approval.